UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

The Sagemark Companies Ltd.
(Exact name of Registrant as Specified in its Charter)

New York	0-4186	13-1948169
(State or other jurisdiction	(Commission File No.)	(IRS EIN)
of incorporation)

1285 Avenue of the Americas, 35th Floor, New York, New York 10019
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (212) 554-4219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Consistent with the Company’s divestiture plan reported in February 2008 which was implemented as a consequence of the Company’s inability to pay its operating expenses, service its substantial outstanding indebtedness to its equipment lenders, and to satisfy its equipment service contracts, premise lease obligations and other financial commitments, the Company terminated all of its PET and PET/CT imaging center operations.

In connection therewith, as previously reported, in addition to the sale or repossession by the Company’s equipment lenders of all of the PET and PET/CT imaging equipment at all of such imaging centers, the Company has terminated virtually all of its premise lease agreements with various landlords for the imaging facilities leased by it for the operation of such centers and is seeking to terminate its remaining leases in an effort to avoid bankruptcy. The Company does not have the financial resources necessary to meet its financial obligations under any of such remaining lease agreements.

In furtherance thereof, the Company terminated the operations of its Parsippany, New Jersey PET imaging center on March 31, 2008, vacated the premises and discontinued rent payments as of such date.

Following the commencement of an action by the landlord of such premises against the Company for an alleged breach by the Company of such premise lease, the Company and the landlord concluded an agreement on September 22, 2008 pursuant to which the parties agreed to mutually terminate such premise lease in consideration of the payment by the Company of $7,074.81, representing one month’s rent, together with the landlord’s retention of the security deposit previously paid by the Company under such lease.

As a result of the mutual termination of such premises lease, the Company was relieved of its obligations to pay an aggregate of approximately $361,000 in rent during the unexpired portion of the ten year term of such lease.

As of the date of this Report, the Company and its subsidiaries, have secured and unsecured creditors that are owed approximately $7,100,000 none of which the Company has the financial resources to satisfy. The Company is striving to avoid bankruptcy by extinguishing as many of its debts and obligations as possible through negotiated settlement. With its limited cash resources, those creditors unwilling to settle with the Company will most likely not recover any payment, as the Company’s remaining funds will be absorbed by the cost of any bankruptcy. Should the Company be forced to file for bankruptcy protection, bankruptcy counsel has advised that it is most likely that its remaining premise leases will be disavowed by the trustee in any such bankruptcy. Therefore, although there can be no assurances, the Company is continuing its efforts to negotiate lease termination agreements with its few remaining landlords and settle it’s outstanding creditor issues in an amicable and timely fashion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAGEMARK COMPANIES LTD.

By: /s/ George W. Mahoney
George W, Mahoney, President and
Chief Executive Officer

Date: September 24, 2008

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).